SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006 (March 22, 2006)

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 22, 2006, Trans World Entertainment Corporation (the “Company”) announced that the United States Bankruptcy Court for the Southern District of New York has approved the Company’s bid to acquire substantially all of the assets of Musicland Holding Corp. Musicland, an entertainment specialty retailer which operates retail stores and websites under the names Sam Goody (SamGoody.com), Suncoast Motion Picture Company (Suncoast.com), On Cue and MediaPlay.com, filed a voluntary petition to restructure under Chapter 11 of the United States Bankruptcy Code in January 2006. The transaction is scheduled to close on March 27, 2006 and represents total consideration of $104.2 million in cash and $18.1 million in assumed liabilities.

The Company’s press release dated March 22, 2006 is furnished with this Report as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c)           EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description
99.1	Trans World Entertainment Company Press Release dated March 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: March 23, 2006	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary